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Canada Business Corporations Act (CBCA) | Loi canadienne sur les sociétés par actions (LCSA)

Form 9

FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)

FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)

1 -- Name of the Amalgamated Corporation / Dénomination sociale de la société issue de la fusion

ecoTECH Energy Group (Canada) Inc.

2 -- The province or territory in Canada where the registered office is to be situated (do not indicate the full address) / La province ou le territoire au Canada où sera situé le siège social (n'indiquez pas l'adresse complète)

British Columbia - Colombie Britannique

3 -- The classes and any maximum number of shares that the corporation is authorized to issue / Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

Common Class A Shares

4 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

None

5 -- Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) / Nombre minimal et maximal d'administrateurs (pour un nombre fixe, veuillez indiquer le même nombre dans les deux cases)

Minimum: 3 Maximum: 10 / Minimal : Maximal :

6 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

None.

7 -- Other provisions, if any / Autres dispositions, s'il y a lieu

8 -- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: / La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après

☒ 183 ☐ 184(1) ☐ 184(2)

9 -- **Declaration:** I hereby certify that I am a director or an officer of the corporation. / **Déclaration :** J'atteste que je suis un administrateur ou un dirigeant de la société.

Name of the amalgamating corporations Dénomination social des sociétés fusionnantes	Corporation No. Nº de la société	Signature
ecoTECH Energy Group (Canada) Inc.	699235-1	
7697112 Canada Corp.	769711-2	
	-	
	-	
	-	
	-	

Note:
Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota :
Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

Articles of Amalgamation
FORM 9
INSTRUCTIONS

If you require more information in order to complete Form 9, you may wish to consult the Name Granting Compendium or the Name Granting Guidelines and the Amalgamation Kit.

You must file Form 9 by sending or faxing the completed documents to the address provided below.

Other Notices and Documents

(1) The Articles must be accompanied by Form 2 ***'Information Regarding the Registered Office and the Board of Directors'***, and a statutory declaration of a director or authorized officer of each amalgamating corporation in accordance with subsection 185(2) of the Act.

(2) All amalgamating corporations should ensure that all filing requirements contained in the Act have been met.

Item 1
Set out the proposed name for the amalgamated corporation that complies with sections 10 and 12 of the Act. If this name is not the same as one of the amalgamating corporations, articles of amalgamation must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by the Director. On request, a number name may be assigned under subsection 11(2) of the Act, without a search.

Item 2
Set out the name of the province or territory within Canada where the registered office is to be situated.

Item 3
Set out the details required by paragraph 6(1)(c) of the Act, including details of the rights, privileges, restrictions and conditions attached to each class or series of shares. All shares must be without nominal or par value and must comply with the provisions of Part V of the Act.

Item 4
If restrictions are to be placed on the right to transfer shares of the corporation, set out a statement to this effect and the nature of such restrictions.

Item 5
Set out the number of directors. If cumulative voting is permitted, the number of directors must be invariable; otherwise it is permissible to specify a minimum and maximum number of directors.

Item 6
If restrictions are to be placed on the business the corporation may carry on, set out the restrictions.

Item 7
Set out any provisions, permitted by the Act or Regulations to be set out in the by-laws of the corporation, that are to form part of the articles, including any pre-emptive rights or cumulative voting provisions.

Item 8
Indicate whether the amalgamation is under section 183 or subsection 184(1) or (2) of the Act.

Item 9
A director or officer of the amalgamating corporations shall sign the articles.

General
The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC-PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 377 of the CBCA is permitted under the *Privacy Act*.

Prescribed Fees
By mail or fax: $200

The completed documents and fees payable to the Receiver General for Canada are to be sent to:

The Director, Canada Business Corporations Act
Jean Edmonds Tower, South
9th Floor
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8
or by facsimile at: (613) 941-0999
Inquiries: 1-866-333-5556

Statuts de fusion
FORMULAIRE 9
INSTRUCTIONS

Si vous désirez obtenir de plus amples informations afin de compléter le formulaire 9, veuillez consulter l'Énoncé d'octroi des dénominations ou les Lignes directrices pour l'octroi des dénominations sociales ainsi que le Recueil d'information sur les fusions.

Vous devez déposer le formulaire 9 en envoyant ou en télécopiant le document rempli à l'adresse indiquée au bas de cette page.

Autres avis et documents

(1) Les status doivent être accompagnés du formulaire 2 ***'Information concernant le siège social et le conseil d'administration'*** et d'une déclaration solennelle d'un administrateur ou d'un dirigeant autorisé de chaque société fusionnante conformément au paragraphe 185(2) de la Loi.

(2) Les sociétés fusionnantes doivent s'assurer que toutes les exigences de dépôt contenues dans la Loi ont été respectées.

Rubrique 1
Indiquer la dénomination sociale de la société issue de la fusion, laquelle doit satisfaire aux exigences des articles 10 et 12 de la Loi. Si cette dénomination diffère de celle de l'une des sociétés fusionnantes, les statuts de fusion doivent être accompagnés d'un rapport de recherche NUANSMD couvrant le Canada, dont la date remonte à quatre-vingt-dix (90) jours ou moins avant la date de réception des statuts par le directeur. Si un numéro matricule est demandé en guise de dénomination sociale, il peut être assigné, sans recherche préalable, en vertu du paragraphe 11(2) de la Loi.

Rubrique 2
Indiquer le nom de la province ou du territoire au Canada où le siège social sera situé.

Rubrique 3
Indiquer les détails requis par l'alinéa 6(1)c) de la Loi, y compris les détails des droits, privilèges, restrictions et conditions assortis à chaque catégorie ou série d'actions. Toutes les actions doivent être sans valeur nominale ou valeur au pair et doivent être conformes aux dispositions de la partie V de la Loi.

Rubrique 4
Si le droit de transfert des actions de la société doit être restreint, inclure une déclaration à cet effet et indiquer la nature de ces restrictions.

Rubrique 5
Indiquer le nombre des administrateurs. Si un vote cumulatif est prévu, ce nombre doit être fixe; autrement, il est permis de spécifier un nombre minimal et maximal d'administrateurs.

Rubrique 6
Si des limites doivent être imposées à l'activité commerciale de la société, les indiquer.

Rubrique 7
Indiquer les dispositions que la Loi ou le règlement permet d'énoncer dans les règlements administratifs de la société et qui doivent faire partie des statuts, y compris les dispositions relatives au vote cumulatif ou aux droits de préemption.

Rubrique 8
Indiquer si la fusion est faite en vertu de l'article 183 ou des paragraphes 184(1) ou (2) de la Loi.

Rubrique 9
Un administrateur ou un dirigeant des sociétés fusionnantes doit signer les statuts de fusions.

Généralités
Les renseignements que vous fournissez dans ce document sont recueillis en vertu de la LCSA et seront saisis dans le fichier de renseignements personnels IC-PPU-049. Les renseignements personnels que vous fournissez sont protégés par les dispositions de la *Loi sur la protection des renseignements personnels*. Cependant, la divulgation au public selon les termes de l'article 377 de la LCSA est permise en vertu de la Loi sur la protection des renseignements personnels.

Droits payables
Par la poste ou télécopieur : 200 $

Les document remplis et les droits payables au receveur général du Canada doivent être envoyés au :

Directeur, Loi canadienne sur les sociétés par actions
Tours Jean Edmonds, sud
9ième étage
365, avenue. Laurier ouest
Ottawa (Ontario) K1A 0C8
ou par télécopieur : (613) 941-0999
Renseignements : 1-866-333-5556